UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

NAVISITE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27597	52-2137343
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

400 Minuteman Road
Andover, Massachusetts 01810
(Address of principal executive offices) (Zip Code)

(978) 682-8300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.

     As previously reported by NaviSite, Inc. (“NaviSite”), on or about September 27, 2002, NaviSite received a demand for a wage payment of $850,000 from its former Procurement Director, Joseph Cloonan. NaviSite rejected the demand, alleging that Mr. Cloonan’s claim is based, among other things, on a potentially fraudulent contract. Mr. Cloonan also claimed $40,300 for allegedly unpaid accrued vacation and bonuses and that he may be statutorily entitled to triple damages and legal fees. On October 11, 2002, NaviSite filed a civil complaint with the Massachusetts Superior Court, Essex County, seeking a declaratory judgment and asserting claims against Mr. Cloonan for civil fraud, misrepresentation, unjust enrichment and breach of duty of loyalty. Mr. Cloonan asserted counterclaims against NaviSite seeking the payments set forth in his September 2002 demand, additional compensation claims for approximately $50,000, and triple damages and attorneys’ fees under the Massachusetts Wage Act. In February 2005, NaviSite and Mr. Cloonan filed motions for summary judgment with the Court.

     On May 16, 2005, NaviSite received notice that on May 11, 2005 the Court granted NaviSite’s motion for summary judgment on six of eight of Mr. Cloonan’s counterclaims. The Court granted NaviSite’s motion for summary judgment with respect to three of Mr. Cloonan’s counterclaims regarding his contentions that NaviSite owed to him $850,000, as well as three of Mr. Cloonan’s counterclaims pursuant to which he was seeking additional severance and vacation pay and advancing claims under the Massachusetts Wage Act. In addition, the Court entered judgment on NaviSite’s motion for declaratory judgment in favor of NaviSite, holding that the purported severance agreement between the parties is unenforceable and that Mr. Cloonan must return $21,200 in severance pay he previously received from NaviSite in connection with the purported agreement, less any amounts he may be entitled to on disposition of the two outstanding counterclaims described below.

     With respect to two of Mr. Cloonan’s counterclaims against NaviSite, pursuant to which he is seeking an aggregate of $35,000 in bonuses, the Court did not grant NaviSite’s motion for summary judgment as the Court found that genuine issues of material fact exist. The Court made no ruling on NaviSite’s claims against Mr. Cloonan for fraud and misrepresentation, unjust enrichment and breach of the duty of loyalty.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2005	NAVISITE, INC.
/s/ John J. Gavin, Jr.
By: John J. Gavin, Jr.
	Title:	Chief Financial Officer